Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
We consent to the incorporation by reference in the Registration Statements of RCI Hospitality Holdings, Inc. (the “Company”) on Form S-3 (No. 333-174207, No. 333-194343 and No. 333-256158) of our report dated December 14, 2023, with respect to our audit of the consolidated financial statements and related consolidated financial statement schedule of the Company as of September 30, 2023 and for the year then ended and our report dated December 14, 2023 with respect to our audit of internal control over financial reporting of the Company as of September 30, 2023, which reports are included in this Annual Report on Form 10-K of the Company for the year ended September 30, 2023.
Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of the existence of material weaknesses.
/s/ Marcum LLP
Marcum LLP
Marlton, New Jersey
December 14, 2023